SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ______________________

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                ______________________

                              UMB FINANCIAL CORPORATION
                (Exact name of registrant as specified in its charter)

                      MISSOURI                        43-0903811
             State or other jurisdiction           (I.R.S. Employer
                 of incorporation or                Identification
                    organization                       Number)
















                             1010 GRAND AVENUE, SUITE 500
                             KANSAS CITY, MISSOURI  64106
                                    (816) 860-7000
             (Address, including zip code and telephone number,including including area code, of Company's principal executive offices)

                                   David D. Miller
                   Executive Vice President and Corporate Secretary
                              UMB Financial Corporation
                       1010 Grand, Kansas City, Missouri  64106
                                    (816) 860-7000
               (Name, address, including zip code and telephone number,
                      including area code, of agent for service)

                                ______________________

                                      Copies to:

                                 John F. Marvin, Esq.
                               Leonard W. Jurden, Esq.
                                Watson & Marshall L.C.
                             1010 Grand Avenue, Suite 500
                             Kansas City, Missouri 64106

               Approximate date  of commencement  of proposed  sale to  the
          public:   From time  to  time after  the effective  date of  this
          Registration Statement.

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]




                                ______________________

                           CALCULATION OF REGISTRATION FEE























           TITLE OF
           EACH                      PROPOSED     PROPOSED
           CLASS OF                  MAXIMUM      MAXIMUM
           SECURITIES   AMOUNT TO    OFFERING     AGGREGATE
           BEING        BE           PRICE        OFFERING     REGISTRATION
           REGISTERED   REGISTERED   PER UNIT*    PRICE*       FEE

           Common       300,000      $43.00       $12,900,000  $4,448.27
           Stock, par   shares
           value $1
           per share


          *Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the registration fee has been calculated upon the basis of the average of the bid and ask price for shares of Common Stock of the Company reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") - NASDAQ National Market System on November 9, 1995.

               THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              UMB FINANCIAL CORPORATION
                    CROSS REFERENCE SHEET PURSUANT TO RULE 404(a)


           ___                             ___
           Form S-3 Item Number and        Prospectus Caption or Location
           ________________________        ______________________________
           Caption
           _______
           1.   Forepart of the            Outside Front Page Cover of
                Registration Statement     Prospectus
                and Outside Front Cover
                Page of Prospectus

           2.   Inside Front and Outside   Inside Front Cover Page and
                Back Cover Pages of        Outside Back Cover Page
                Prospectus















           3.   Summary Information, Risk  The Company; Risk Factors
                Factors and Ratio of
                Earnings to Fixed Changes

           4.   Use of Proceeds            Use of Proceeds

           5.   Determination of Offering  Description of the Plan -
                Price                      Investment and Reinvestment in
                                           Common Stock
           6.   Dilution                   Not Applicable

           7.   Selling Security Holders   Not Applicable
           8.   Plan of Distribution       Plan of Distribution

           9.   Description of Securities  Incorporation of Certain
                to be Registered           Documents by Reference

           10.  Interests of Named         Legal Matters
                Experts and Counsel
           11.  Material Changes           Not Applicable

           12.  Incorporation of Certain   Incorporation of Certain
                Information by Reference   Documents by Reference
           13.  Disclosure of Commission   Part II Item 17
                Position on
                Indemnification for
                Securities Act
                Liabilities


                                      PROSPECTUS

                                    300,000 Shares
                                     Common Stock
                              Par Value $1.00 Per Share

                                ______________________


                              UMB FINANCIAL CORPORATION
                              UMB FINANCIAL CORPORATION


                                ______________________

            DIVIDEND REINVESTMENT AND EMPLOYEE DIRECT STOCK PURCHASE PLAN
                                ______________________


               The Dividend Reinvestment and Employee Direct Stock Purchase Plan (the "Plan") of UMB Financial Corporation ("UMBFC" or the















          "Company") provides Company shareholders with the opportunity to elect automatic dividend reinvestment of all or a portion of cash dividends on UMBFC's Common Stock, par value $1.00 per share (the "Common Stock") in additional shares of Common Stock and the opportunity to invest optional cash payments of up to $3,000 per calendar quarter (with a minimum of $50 per payment) in the Common Stock ("Optional Cash Payments"). The Plan also provides a convenient method for Employees of the Company and its affiliates to become shareholders. The price to be paid for such additional shares from the reinvestment of cash dividends and investment of Optional Cash Payments will be the Market Price (as defined herein). The Company currently will pay all the costs of administration of the Plan other than brokerage commissions.

               Enrollment in the Plan is entirely voluntary and Eligible Persons (as defined herein) who participate in the Plan ("Plan Participants") may terminate their participation at any time. Current shareholders who do not enroll in the Plan or who do not elect to have all dividends reinvested under the Plan will continue to receive their cash dividends not so reinvested, if and when declared, as usual. A broker, bank or other nominee, to the extent it is willing, may reinvest dividends on behalf of beneficial owners.

               Shares acquired under the Plan can be acquired either on the open market or from the Company in the discretion of the Purchasing Agent (as defined herein). This Prospectus relates to up to 300,000 authorized shares of Common Stock for purchase under the Plan. Plan Participants should retain this Prospectus for future reference.

          SEE "ADVANTAGES AND DISADVANTAGES" OF THE PLAN BELOW FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PLAN PARTICIPANTS.

          THE PLAN ACCOUNTS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF UMBFC AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND, SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Prospectus is ____________________, 1995


                             ____________________________

                                Available Information
                                _____________________

               UMBFC is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices located at Room 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, UMBFC's Common Stock is included in the NASDAQ-National Market System, and reports, proxy statements and other information concerning UMBFC are filed therewith.

                   Incorporation of Certain Documents by Reference
                   _______________________________________________

               The following documents filed under the Exchange Act with the Commission are incorporated herein by reference:

               (a) UMBFC's Annual Report on Form 10-K for the year ended December 31, 1994;

               (b) UMBFC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995; and

               (c) The description of the Company's Capital Stock contained in the Company's Registration Statement on Form 10 filed June 1, 1970 as amended by Form 8 dated March 5, 1993 and the related Registration Statement on Form 8-A dated August 11, 1995 with regard to certain preferred stock purchase rights.

               All documents filed by UMBFC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
















               Any person, including any beneficial owner, receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the foregoing documents incorporated herein by reference other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. Written requests should be directed to UMB Financial Corporation, 1010 Grand Avenue, Kansas City, Missouri 64106,
          Attention: Treasurer's Office. Telephone requests may be directed to Mr. Dennis Sines or Treasurer's Office at (816) 860-7000.

                                     The Company
                                     ___________

               The  UMB  Financial  Corporation (formerly  United  Missouri
          Bancshares, Inc.) is a bank holding company incorporated in Missouri in 1969. The principal subsidiary of the Company is UMB Bank, N.A. (formerly United Missouri Bank, n.a.), formed in 1913 and located in Kansas City, Missouri. The Company provides banking and related services to individuals and corporate customers through its affiliates and subsidiaries in Missouri, Illinois, Colorado, Kansas, Nebraska, Oklahoma, Delaware, California, New York and Arizona. The Company's activities include fee-based services and commercial and retail banking. Fee-based services include securities processing and trust services, cash management activities, investment banking and bankcard operations. As of September 30, 1995, the Company had assets of $5.6 billion, deposits of $4.25 billion, loans of $2.42 billion and shareholders' equity of $601 million. The principal office of the Company, and of its lead bank, is located at 1010 Grand Avenue, Kansas City, Missouri 64106. The Company's telephone number is (816) 860-7000.

                       Advantages and Disadvantages of the Plan
                       ________________________________________

               Participating  in   the   Plan  has   both  advantages   and
          disadvantages, which are discussed below.

               Advantages:

                    (a) The Plan provides Plan Participants with the opportunity to reinvest cash dividends paid on all or a portion of their shares of Common Stock in additional shares of Common Stock at the Market Price (as defined in Question 12 "Description of the Plan" below). The Company will pay all the costs of administration of the Plan other than brokerage commissions.

                    (b) The Plan provides Plan Participants with the opportunity to make investments of Optional Cash Payments (as defined herein), subject to minimum and maximum amounts, for the purchase of additional shares of Common Stock at the Market Price.














                    (c) Employees not presently owning shares of Common Stock may become shareholders by making an initial cash investment of $100 or more to purchase shares of Common Stock under the Plan.

                    (d) Plan Participants may have the opportunity to purchase shares of Common Stock at reduced commissions when compared to similar purchases through a retail stock broker.

                    (e) The Plan Administrator (as defined herein), at no charge to Plan Participants, will provide for the safekeeping of stock certificates for shares credited to each Plan Participants' account. However, stock certificates for whole shares of Common Stock will be issued to any Plan Participant upon written request sent to the Plan Administrator at no charge to the Plan Participant.

                    (f) A statement of account will be furnished to each Plan Participant as soon as practicable after each purchase of Common Stock made on behalf of a Plan Participant.

                    (g) A Plan Participant may transfer ownership within the Plan of any whole or fractional number of shares of Common Stock credited to his or her account through gift, private sale or otherwise. Shares so transferred will continue to be held under the Plan, the transferee will automatically be enrolled in the Plan and all dividends will continue to be reinvested under the terms of the Plan unless such transferee changes or terminates his or her participation in the Plan.

               Disadvantages:

                    (a) The Plan Participants bear the financial risk of changes in the market value and marketability of all shares, whether whole or fractional, of Common Stock enrolled in the Plan and allocated to such Plan Participant's account. The Plan Participants should recognize that neither the Company nor the Plan Administrator can provide any assurance of a profit or protection against loss on shares purchased under the Plan.

                    (b) Plan Participants who terminate their enrollment in the Plan will be charged a brokerage commission and a reasonable administrative fee in connection with the sale of the shares.

                    (c) The actual number of shares to be acquired by a Plan Participant and the purchase price to be paid will not be determined until after the end of the relevant Pricing Period (as defined in Question 12 under "Description of the Plan" below).
















                    (d) The Market Price of shares purchased pursuant to the Plan may be greater than the fair market value of such shares on the relevant Investment Date.

                    (e) No interest will be paid by the Company on dividends or Optional Cash Payments held pending reinvestment or investment. In addition, Optional Cash Payments in excess of $3,000 in a calendar quarter will be subject to return to the Plan Participant without interest in the event that the Plan Participant does not obtain a waiver from the Company. (See Question 8 under "Description of the Plan").

                    (f) Once Optional Cash Payments have been received by the Plan Administrator, these deposits will not be returned to Plan Participants unless a written request is received by the Plan Administrator at least two business days prior to the Investment Date (as defined in Question 11 under "Description of the Plan" below).

                    (g) Plan Participants may not be able to assign, transfer, pledge or liquidate his or her shares of common stock enrolled in the Plan as quickly as shares held in other ways such as a brokerage account.

                                   Use of Proceeds
                                   _______________

               The Company will only receive proceeds from the sale of shares pursuant to the Plan to the extent such shares are acquired directly from the Company. The Purchasing Agent (as defined below in Question 35 under "Description of the Plan") may purchase shares of Common Stock for Plan Participants either in the open market or directly from the Company. The Purchasing Agent's choice of the source of such shares is in its sole discretion. Therefore, the Company does not know either the number of shares that will ultimately be purchased from the Company under the Plan or the prices at which such shares will be sold. The Company intends to use any proceeds from the sale of shares of Common Stock under the Plan for general corporate purposes and such other purposes that it may determine from time to time. The Company currently has no other plans at this time, however.

                               Description of the Plan
                               _______________________

               The following, in question and answer format, sets forth the provisions of and constitutes the Dividend Reinvestment and Employee Direct Stock Purchase Plan of the Company as adopted by the Board of Directors of the Company in July 1995.

          1.   What is the Plan's purpose?

               The Plan provides the holders of Company Common Stock with a convenient method of investing cash dividends and Optional Cash














          Payments  in shares  of Common Stock.   The Plan  also provides a
          convenient   method  for  employees  of  the  Company  to  become
          shareholders.


                              Participation in the Plan
                              _________________________

          2.   Who is eligible to participate in the Plan?

               The  following  persons,  whether   legal  or  natural,  are
          eligible to participate in the Plan (subject to the other restrictions of the Plan and receipt of any prospectus required to be delivered in connection with the Plan) and may enroll in the Plan ("Eligible Persons"):

                    a. Shareholders of the Common Stock registered in such persons name on the books of the Company or "Registered Owners";

                    b. Shareholders whose shares are held in nominee name by their broker, bank or other nominee or "Beneficial Owners" that become Registered Owners or to the extent such Beneficial Owners' broker, bank or other nominee will participate on their behalf; and

                    c.   Employees of the Company or its affiliates.

          However, persons who reside in the United States, its territories and possessions in which it is unlawful for the Company to permit their participation or persons who reside in jurisdictions outside the United States its territories and possessions that the Company in its discretion determines that participation is not practicable or may violate applicable domestic or foreign laws are not eligible to participate in the Plan. In addition, the Company reserves the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons in order to eliminate practices which are not consistent with the purposes of the Plan.

          3.   How does an Eligible Person enroll?

               Registered Owners who wish to enroll in the Plan must submit a properly executed Enrollment Form to the Plan Administrator to enroll in the Plan. If an Employee is not currently a Registered Owner of the Company's Common Stock, such Employee must submit a properly executed Enrollment Form along with a minimum initial investment of $100 to the Plan Administrator or as the Plan Administrator otherwise instructs.

          4.   When may an Eligible Person enroll in the Plan?

               Eligible Persons may  enroll in the Plan at any  time.  Once
          enrolled,   Plan   Participants  remain   enrolled   until  their















          participation is discontinued at their request or is terminated by the Company.

               Participation in the Plan begins when a properly completed and executed Enrollment Form is received from an Eligible Person and accepted by the Plan Administrator. Upon acceptance, the person enrolling becomes a "Plan Participant." In order to participate in a particular dividend, the Plan Participant's enrollment must be effective on or before the record date
          established  for  such  dividend.   If  the  Enrollment  Form  is
          accepted after that record date, the Plan Participant's enrollment will be effective for the next Investment Date (as defined herein); provided that such person is still eligible to be a Plan Participant and his or her participation is not terminated.

          5.   What options does an Eligible Person have when enrolling?

               Eligible Persons who participate in the Plan may elect to have cash dividends on any whole number of their total shares of Common Stock owned and enrolled in the Plan reinvested in additional shares of Common Stock, and the dividends on the balance of such shares will automatically be paid in cash (after any required withholdings) to the Plan Participants. There is no minimum limitation on the amount of dividends a Plan Participant may reinvest under this feature of the Plan.

               If such a shareholder returns an otherwise properly executed Enrollment Form to the Plan Administrator without electing an investment option, such Enrollment Form will be returned to such shareholder and such shareholder will not be enrolled in the Plan.

               Plan Participants may deposit certificates for the Common Stock that they hold with the Plan Administrator for safekeeping at no charge to the Plan Participant at the time of enrollment or at any time after enrollment while participating in the Plan. Plan Participants must deliver such certificates to the Plan Administrator. The Plan Administrator has the right to maintain title to shares represented by such stock certificates in its name or in the name of its nominee as custodian for the Plan Participants.

               Shares deposited with the Plan Administrator will be credited to the Plan Participant's account under the Plan. Thereafter, such shares will be treated in the same manner as the shares purchased under the Plan, and dividends will be reinvested until the shares are transferred, sold or the Plan Participant's participation in the Plan is terminated.



















          6.   Are there any fees or expenses to enroll in the Plan?

                                      Enrollment
                                      __________

               Plan Participants will not pay any fees or expenses to enroll in the Plan.

               Written requests for enrollment forms and requests for the return of previously delivered Optional Cash Payments (received by the Plan Administrator at least two business days prior to the Investment Date) and requests to terminate participation in the Plan or to withdraw Plan Shares should be directed to the Plan Administrator at:

                         UMB Bank, N.A.
                         P. O. Box 410064
                         Kansas City, Missouri 64141
                              ATTN:  Securities Transfer Department

               UMB Bank, N.A., the Plan Administrator, is a transfer agent registered with the Board of Governors of the Federal Reserve System pursuant to Section 17A of the Securities Exchange Act of 1934. The Plan accounts and securities are not insured by the Federal Deposit Insurance Corporation, the Securities Investors Protection Corporation or similar agency.

                                Optional Cash Payments
                                ______________________

          7. May a Plan Participant make additional cash payments to the Plan?

               All Plan Participants, other than Beneficial Owners, who have submitted signed Enrollment Forms indicating their intention to participate in this feature of the Plan are eligible to make Optional Cash Payments during any calendar month, whether or not a dividend is declared. Plan Participants may make Optional Cash Payments even if dividends on their shares of Common Stock are not being reinvested. All dividends on shares purchased through Optional Cash Payments will be automatically reinvested in Common Stock unless the Plan Participant notifies the Plan Administrator.

               Plan Participants in the Plan are not obligated to participate in the Optional Cash Payment feature of the Plan. Optional Cash Payments also need not be in the same amount each time.

          8.   What Limitations apply to Optional Cash Payments?

               Plan Participants may invest through Optional Cash Payments a minimum of $50 per transaction and a maximum per calendar quarter of $3,000, subject to waiver, in shares of Company Common Stock. Optional Cash Payments of less than $50 and that portion of any Optional Cash Payment that exceeds the maximum quarterly purchase limit will be returned to the Plan Participants, without interest. For purposes of the maximum quarterly limitation, initial investments by Employees will be treated as Optional Cash Payments.

               Plan Participants may make Optional Cash Payments of up to $3,000 each calendar quarter without the prior approval of the Company. Optional Cash Payments in excess of $3,000 may be made by a Plan Participant only upon approval by the Company. A Plan Participant must submit a "Written Request for Waiver" to the Company stating the reasons for such investment and the amount of such Optional Cash Payment. The Written Request for Waiver will be approved upon the Company's written acceptance of such request. Such prior acceptance of a Request for Waiver, with respect to the amount of the Optional Cash Payment, must be obtained each calendar quarter no later than two business days prior to the commencement of the Pricing Period with respect to which such waiver is sought. For purposes of the Plan, a "Business Day" shall be any day that the Plan Administrator is regularly open for business.

               Grants of Requests  for Waiver will be made  at the absolute discretion of the Company. The Company will consider a variety of factors in determining whether to grant a waiver, which may include the Company's current and projected capital needs, the alternatives available to the Company to meet those needs, prevailing market prices for Common Stock and other Company securities, general economic and market conditions, expected aberrations in the price or trading volume of the Common Stock, the number of shares of Common Stock held by the Plan
          Participants submitting the Request for Waiver, the aggregate amount of Optional Cash Payments for which such Requests for Waiver have been submitted and the administrative implications associated with granting such Requests for Waiver.

          9. When must Optional Cash Payments be received by the Plan Administrator?

               In order for Optional Cash Payments to be invested on an Investment Date, the Plan Administrator must be in receipt of an Enrollment Form and receive good funds prior to such Investment Date. Optional Cash Payments received on or after an Investment Date will be applied to the purchase of shares of Common Stock on the next Investment Date, subject to the limitations hereunder.

               No interest will be paid on Optional Cash Payments held pending investment.

          10.  May Optional Cash Payments be returned?

               The Plan Administrator will not return any Optional Cash Payments unless written notice from the Plan Participant is received at least two Business Days prior to the relevant Investment Date. Such Optional Cash Payments will be returned without interest to Plan Participants. The Plan Administrator has the authority to delay returning any Optional Cash Payments for a reasonable period.

                     Investment and Reinvestment in Common Stock
                     ____________________________________________

          11. When will dividends be reinvested and Optional Cash Payments be invested in the Common Stock?

               On an Investment Date, or promptly thereafter, (as determined by the Purchasing Agent in its sole discretion) the Purchasing Agent will purchase shares of Common Stock in accordance with the instructions of the Plan Participants and the terms of the Plan; provided, however, that all such purchases under the Plan will be no more than 30 days after the Investment Date with respect to the reinvestment of dividends or 35 days after the receipt of the Optional Cash Payments by the Purchasing Agent, except where necessary to comply with the federal securities laws. If there are not sufficient funds accumulated by the Plan Administrator to purchase sufficient shares of Common Stock as determined by the Purchasing Agent, in its sole discretion, or if the Purchasing Agent cannot otherwise invest the funds accumulated under the Plan by the expiration of the specified periods, the Purchasing Agent or Plan Administrator will promptly return all excess funds to Plan Participants on a pro rata basis and any shares purchased will be allocated to the Plan Participants on a pro rata basis.

               No interest will be paid on dividends or Optional Cash Payments held pending reinvestment or investment.

               For the reinvestment of dividends, the dividend payment date declared by the Board of Directors constitutes the "Investment Date" applicable to the reinvestment of such dividend. For the investment of Optional Cash Payments, the "Investment Date" will be the third day of every calendar month except in the months in which dividends are to be paid, in which case the "Investment Date" will be the same as the Investment Date for the reinvestment of dividends. If, however, any Investment Date falls on a date when the exchange or inter-dealer quotation system on which the Common Stock is then listed or quoted or the Purchasing Agent is not regularly open for business, the first day immediately following such date on which such exchange, system or Purchasing Agent is open shall be the Investment Date.


          12.  What price will be paid for the Common Stock?

               The purchase price per share of Common Stock purchased with reinvested dividends and optional cash payments will be the Market Price of the Common Stock. The "Market Price" for purposes of the Plan when the shares are purchased other than from the Company will be the average price paid for all the shares acquired for a relevant Investment Date including commissions not paid by the Company. If the Purchasing Agent acquires the shares directly from the Company, the Market Price shall mean the average of the daily high and low prices or, if none, of the closing bid and ask prices, computed to four decimal places, of the Common Stock as reported on the exchange or inter-dealer quotation system on which the Common Stock is then listed for the last five Trading Days before the Investment Date. A "Trading Day" means a day on which trades in Common Stock are reported or quoted on such exchange or system. The period encompassing the last five Trading Days before the relevant Investment Date constitutes the relevant "Pricing Period". If the Purchasing Agent acquires the Shares by negotiated transaction, the Market Price shall be equal to such purchase price.

          13. Will Plan Participants receive statements or confirmations of transactions on their behalf under the Plan?

               As soon as practicable after each purchase of Common Stock on behalf of a Plan Participant, a statement of account will be furnished to such Plan Participant.

          14. How many shares will be purchased and where will they be purchased?

               With respect to dividend reinvestment, a Plan Participant's Plan account will be credited with the number of shares, including fractions of shares (computed to four decimal places), equal to the amount of dividends paid on the number of shares authorized by the Plan Participant's Enrollment Form, divided by the Market Price per share. There is no maximum number of shares that can be acquired pursuant to dividend reinvestment. With respect to Optional Cash Payments, a Plan Participant's Plan account will be credited with the number of shares, including fractions of shares (computed to four decimal places), equal to such payments divided by the Market Price per share.

               The Purchasing Agent has the right, in its sole discretion, to purchase shares of Common Stock either (i) directly from the Company as authorized but unissued shares or from shares held in the Company's treasury, (ii) on the open market, or (iii) through a combination of (i) and (ii).

          15.  How will the shares be purchased?

               The Purchasing Agent will commingle all dividends, Optional Cash Payments received and will apply all such payments towards the purchase of additional shares of the Company's Common Stock at the relevant Investment Date. In the event that such shares are purchased from someone other than the Company, the Purchasing Agent may acquire such shares on any securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, in the over-the-counter market or by negotiated transactions, and such shares may be subject to such terms














          (including, but not limited to price and delivery) as agreed upon by the Purchasing Agent in its sole discretion. Neither the Company, any of its affiliates nor any Plan Participants shall have any authority or power, directly or indirectly, to direct the time or price at which shares may be purchased, the number of shares to be purchased, the manner in which shares are to be purchased or the selection of the broker, directly or indirectly, or dealer (other than the Purchasing Agent itself) through or from which purchases are to be made.

          16. Will certificates for shares of Common Stock purchased be issued?

               No certificates representing shares of Common Stock purchased under the Plan will be issued following the investment of Optional Cash Payments or reinvestment of dividends, except as provided below.

          17.  What  are  the   costs  and  expenses  in   connection  with
          participating in the Plan?

               The Company will pay all the costs of administration of the Plan in connection with a Plan Participant's participation in the Plan other than brokerage commissions. The benefit of any reduced commission resulting from commingled purchases by the Purchasing Agent will be passed on, pro rata, to the purchasing Plan Participants.

                      Changes in Enrollment Prior to Termination
                      __________________________________________
                           of Participation Including Sale,
                           ________________________________
                           Transfer or Withdrawal of Shares
                           ________________________________

          18. May a Plan Participant assign, transfer or pledge all or a part of the shares credited to his or her account under the Plan?

               A Plan Participant may transfer ownership within the Plan of any whole or fractional number of shares credited to his or her account under the Plan through gift, private sale or otherwise. The Plan Participant may effect such transfer by mailing a properly completed and executed form to the Plan Administrator. The transfer will be effective for purposes of the Plan on the date the Plan Administrator effects the transfer.

               Shares so transferred will continue to be held under the Plan, and such transferee will automatically be enrolled in the Plan and all dividends on shares transferred under the Plan to the transferee will be reinvested under the terms of the Plan, unless and until such transferee changes or terminates his or her enrollment in accordance with the terms of the Plan. The transferee will receive a statement showing the number of shares transferred to and held in the transferee's account.

               A Plan Participant  may not pledge  shares credited to  such
          Plan  Participant's account.   A  Plan Participant who  wishes to














          pledge shares credited to such Plan Participant's account must first withdraw such shares from the account.

          19. When and how may shares be withdrawn from the Plan prior to termination?

               A Plan Participant may withdraw whole Shares of Common Stock credited to a Plan Participant's account at any time by notifying the Plan Administrator in writing. A stock certificate for the number of whole shares of Common Stock so withdrawn will be issued in the name of the Plan Participant. In no case will certificates for fractional shares of Common Stock be issued.

               The Plan Administrator  will continue to reinvest  dividends on the number of shares specified by the Plan Participant on the Enrollment Form in effect at the time of withdrawal, which may result in dividend reinvestment with respect to the withdrawn shares, until the Plan Participant specifies a different number of shares subject to dividend reinvestment by delivering a new Enrollment Form to the Plan Administrator, such shares are sold by the Plan Participant or until such Plan Participant's participation in the Plan is terminated.

          20. May a Plan Participant request that shares credited to his or her account under the Plan be sold?

               A Plan Participant may request that any whole number of shares credited to such Plan Participant's account be sold at any time by notifying the Plan Administrator in writing. The shares will be sold in the same manner as if the Plan Participant had terminated his or her participation in the Plan, as described below.

          21. May a Plan Participant receive certificates for shares credited to his or her Account Under the Plan?

               Stock certificates for whole shares of Common Stock will be issued to any Plan Participant upon written request sent to the Plan Administrator.

          22. What are the costs and expenses in connection with making changes in participation in the Plan?

               The Company will pay all the costs in connection with any changes in enrollment by a Plan Participant other than the brokerage commissions in connection with the sale of shares and a reasonable administrative fee. The benefit of any reduced commission resulting from commingled sales by the Purchasing Agent will be passed on, pro rata, to the selling Plan Participants.


















                      Other Matters in Connection With the Plan
                      _________________________________________

          23.  Who bears the risk of price changes in the Common Stock?

               The Plan Participants bear the financial risk of changes in the market value and marketability of all shares, whether whole or fractional, of Common Stock enrolled in the Plan and allocated to such Plan Participant's account. The Plan Participants should recognize that neither the Company nor the Plan Administrator can provide any assurance of a profit or protection against loss on shares purchased under the Plan.

          24. Will the Plan Administrator vote shares credited to a Plan Participant's plan account at shareholders' meetings?

               The Plan Administrator shall promptly forward all proxy solicitation materials received relating to shares of Common Stock held under the Plan to the Plan Participants. The Plan Administrator will vote only those shares of Common Stock held by the Plan Administrator as custodian for the Plan Participants for which a properly executed and completed proxy is timely returned by the Plan Participant.

          25. May Plan Participants set up an individual retirement account?

               Plan Participants may establish a qualified individual retirement account ("IRA") under the Plan if permitted by the Plan Administrator and the custodian of the Plan Participants' IRA.

          26. What happens if the Company issues a dividend payable in stock or declares a stock split?

               Any stock dividends or split shares of Common Stock distributed by the Company on shares enrolled in the Plan will be credited pro rata to each Plan Participant's account in the same manner as shareholders who are not Plan Participants in the Plan and such shares will be automatically enrolled in the Plan.

          27. If the Company has a rights offering how will the rights on plan shares be treated?

               The Plan Administrator shall promptly forward to Plan Participants any rights offering received by the Plan Administrator as custodian under the Plan and relating to shares of Common Stock enrolled in the Plan. The Plan Administrator will exercise such rights on such shares of Common Stock held for which properly executed and completed instructions are timely returned by the Plan Participant.

          28. Does the Board of Directors have any obligations to declare and pay dividends as a result of the adoption of this Plan?















               The Plan will not obligate the Board of Directors of the Company to continue to declare dividends, to pay dividends or if declared or paid, to declare or pay them at any rate. The Company's Board of Directors will continue to determine whether to pay dividends, and when and at what rate based upon such factors as the Board may consider relevant including the Company's earnings and financial condition.

          29. How may Plan Participants obtain answers to questions concerning their Plan accounts?

               Questions concerning Plan accounts, and requests to invest amounts in excess of the maximum monthly purchase limits should be directed to the Plan Administrator by mail at:

                    UMB Bank, N.A.
                    P. O. Box 410064
                    Kansas City, Missouri 64141-0064
                    ATTN:  Securities Transfer Department

               or by calling (816) 860-7891.

          30. What are some of the Plan Participant's responsibilities under the Plan?

               Plan shares are subject to escheat to the state in which the Plan Participant resides in the event that such shares are deemed, under such state's laws, to have been abandoned by the Plan Participant. Plan Participants, therefore, should notify the Plan Administrator promptly in writing of any change of address. Account statements and other communications to Plan Participants will be addressed to them at the last address of record provided by Plan Participants to the Plan Administrator.

               Plan Participants will have no right to draw checks or drafts against their Plan accounts or to instruct the Plan Administrator with respect to any shares of Common Stock or cash held by the Plan Administrator except as expressly provided herein.

                       Termination of Participation in the Plan
                       ________________________________________

          31. How and when may a Plan Participant terminate participation in the Plan?

               A Plan Participant may completely terminate his or her participation in the Plan at any time by providing written notice to the Plan Administrator. To be effective for any given dividend payment, the notice to terminate must be received by the Plan Administrator before the ex-dividend date for that payment. If a notice to terminate is received by the Plan Administrator on or after the ex-dividend date for a dividend payment on the Common Stock, such notice to terminate may not become effective until such dividend has been reinvested and the shares purchased are credited to the Plan Participant's account, as determined by the Plan Administrator, in its sole discretion. Any Optional Cash Payment which would otherwise have been invested on the next Investment Date will be promptly returned to the Plan Participant, but in no event more than 30 days after receipt of the notice of termination.

          32. May the Company terminate a Plan Participant's participation in the Plan?

               The Plan is intended to benefit investors in and Employees of the Company and is not for individuals or investors who engage in transactions which may cause aberrations in the pricing or trading volume of Common Stock. Therefore, the Company may terminate a Participant's Account immediately upon sending written notice to the Participant at the last known address as shown on the Plan Administrator's records. Such termination will be effective when the notice is sent. In addition, the Company may terminate a Plan Participant's participation upon receipt of satisfactory (determined by the Plan Administrator in its sole discretion) written evidence of the Participant's death or adjudication of incompetency, in which case, however, dividend payments received together with any shares held in the Participant's Account will be retained until satisfactory (determined by the Plan Administrator in its sole discretion) evidence of the appointment of the Participant's legal representative and its right to receive the dividends, shares, or both, shall have been received by the Plan Administrator. No interest shall be paid on any funds held pending such appointment and delivery.

          33. What will be done with the shares of Common Stock credited to a Plan Participant's account upon termination?

               Except as provided above, upon termination of participation in the Plan, the Plan Administrator will send such Plan Participant a stock certificate for the number of whole shares in such Plan Participant's account and a check in an amount equal to the value of any fractional shares based upon the prevailing Market Price, less applicable costs and fees in connection with the sale not paid by the Company, as soon as practicable after such written notice from a Plan Participant is received by the Plan Administrator, but in no event more than 30 days after receipt of such notice.

               Upon termination of participation in the Plan, Plan Participants who do not wish to receive a stock certificate for the number of whole shares in their account may request that such shares be sold by notifying the Plan Administrator. The Purchasing Agent will promptly sell such shares at a price equal to the prevailing Market Price. The proceeds of such sale (less any related fees and expenses not paid by the Company) will be promptly forwarded to the Plan Participant, but in no event more than thirty days after receipt by the Plan Administrator of the notice to sell the shares.

          34.  What   are  the  costs   and  expenses  of   termination  of
          participation in the Plan?

               The Company will pay all the costs in connection with any termination of enrollment other than the brokerage commissions in connection with the sale of shares and a reasonable administrative fee. The benefit of any reduced commission resulting from commingled sales by the Purchasing Agent will be passed on, pro rata, to the selling Plan Participants.

                              Administration of the Plan
                              __________________________

          35.  How will the Plan be administered?

               The Company will appoint a purchasing agent (the "Purchasing Agent") that is not an affiliate of the Company and is a registered broker dealer or a bank as defined in Section 3(a)(6) under the Exchange Act.

               The Purchasing Agent, pursuant to the terms of the Plan and in accordance with instructions received from Plan Participants, will execute all bids, purchases, offers and sales of the shares of the Common Stock and perform such other functions in connection with the Plan as the Company determines, including acting as Plan Administrator. The Purchasing Agent may also select one or more registered broker dealers or a bank as defined in Section 3(a)(6) under the Exchange Act, any of which must be independent of and not affiliated with the Company, to execute some or all of such transactions.

               The Company has the right to appoint a "Plan Administrator" to perform such other tasks in administration of the Plan as is necessary including, but not limited to, keeping records, sending statements of account to each Plan Participant and performing other duties related to the Plan. The Company and its affiliates, to the extent permissible under applicable law, may perform some or all of the responsibilities of the Plan Administrator.

               The Plan and the Agency Agreement between UMB Bank, N.A. and each Plan Participant including these terms and conditions, shall be governed by the laws of the State of Missouri. The signing and mailing of the Enrollment Form or the initiation of a transaction, including a certificate deposit, through the Plan shall constitute an offer by an individual shareholder to establish a principal-agency relationship with UMB Bank, N.A. Acceptance shall occur in the offices of UMB Bank, N.A. upon receipt by UMB Bank, N.A. of such forms or requests.

















                 Modification, Suspension or Termination of the Plan
                 ___________________________________________________

          36.  May the Plan be modified, suspended or terminated?

               The Company reserves the right to modify the Plan at any time except where necessary to comply with the federal securities laws. In such event, the Company will promptly provide all Plan Participants with a copy of any material modification. The Company also reserves the right to suspend or terminate the Plan at any time, including the period between a record date and the related Investment Date, for any reason including, without limitation, trading, transactional profit activities or excessive enrollments and terminations which may cause aberrations in the price or trading volume of Common Stock. Plan Participants will also be promptly notified of any such suspension or termination. Upon termination of the Plan, except in the circumstances described below, any uninvested dividends and Optional Cash Payments will be promptly returned, a stock certificate for whole shares credited to each Plan Participant's Plan account will be issued and a cash payment will be made for any fractional share credited to each such account. Plan Participants shall not have the right to direct the Plan Administrator sell their shares enrolled in the Plan.

               In the event that the Company terminates the Plan for the purpose of establishing another dividend reinvestment and employee direct stock purchase plan, Plan Participants will be automatically enrolled in such other plan and shares credited to their accounts under this Plan will be credited automatically to such other plan, unless notice to the contrary is received by the Plan Administrator.

          37. What are the costs and expenses of modification, suspension or termination of the Plan?

               The Company will pay all the costs in connection with any modification, suspension or termination of the Plan.

                Responsibility of the Company, the Plan Administrator
                ______________________________________________________
                               and the Purchasing Agent
                               ________________________

          38. What are the responsibilities of the Company, the Plan Administrator and the Purchasing Agent under the Plan?

               Neither the Company, the Plan Administrator nor the Purchasing Agent will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of the failure to terminate a Plan Participant's account upon such Plan Participant's death, the prices at which shares are purchased or sold for the Plan Participant's account, the times when purchases or sales are made or fluctuations in the market value of Common Stock. The foregoing shall not affect a shareholder's right to bring a cause of action based on alleged violations of federal securities laws.

                 Federal Income Tax Consequences to Plan Participants
                 ____________________________________________________

               The following  discussion is  a general  summary of  certain material federal income tax consequences and is based upon an interpretation by the Company's legal counsel, Watson & Marshall L.C., of current federal income tax laws. Plan Participants should consult their own tax advisers to determine particular tax consequences, including state income tax consequences, which vary from state to state, that may result from participation in the Plan and subsequent disposition of shares acquired pursuant to the Plan. This summary does not discuss federal or foreign income tax consequences to Plan Participants who are not citizens or residents of the United States or who reside outside the United States.

               Plan Participants will be treated for federal income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the cash dividend (before deduction of any required income tax withholding) the participant would have received in the absence of reinvestment of the dividend. The tax basis of shares acquired pursuant to the Plan will be equal to their purchase price under the Plan as described herein.

               A Plan Participant's holding period for shares acquired pursuant to the Plan will begin on the day following the Investment Date.

               A Plan Participant will not realize any taxable income upon receipt of certificates for whole shares credited to the Plan Participant's account, either upon the Plan Participant's request for certain of those shares or upon termination of participation in the Plan. A Plan Participant will realize gain or loss upon a taxable sale or exchange of shares acquired under the Plan. A Plan Participant will also realize gain or loss upon receipt, following termination of participation in the Plan, of a cash payment for any fractional share equivalent credited to the Plan Participant's account. The amount of any such gain or loss will be the difference between the amount that the Plan Participant received for the shares or fractional share equivalent and the tax basis thereof.

               In the case of corporate shareholders, dividends may be eligible for the dividends-received deduction.

               Shares of Common Stock purchased under the Plan have Rights attached. Depending upon the circumstances, Plan Participants may recognize taxable income in the event that the Rights become exercisable or are exercised. The redemption of the Rights also would be a taxable event.















               If a Plan Participant fails to provide certain federal income tax certifications in the manner required by law, dividends on shares of Common Stock, proceeds from the sale of fractional shares and proceeds from the sale of shares held for a Plan Participant's account, will be subject to federal income tax withholding at the applicable withholding rate.

               The Tax Equity and Fiscal Responsibility Act of 1982 imposes certain reporting obligations upon brokers and other middlemen. As a result, the Plan Administrator will be required to report to the Internal Revenue Service and the Plan Participant any sale of shares effected on behalf of a Plan Participant.

               If a Plan Participant is a foreign shareholder whose dividends are subject to federal income tax withholding at the applicable withholding rate (or a lower treaty rate), the appropriate amount will be withheld and the balance in shares will be credited to such Plan Participant's account.

                                 Plan of Distribution
                                 ____________________

               The Common Stock acquired under the Plan that is being purchased directly from the Company is being sold directly by the Company through the Plan. The Company will pay all the costs of administration of the Plan in connection with a Plan
          Participant's participation in the Plan other than brokerage commissions in connection with purchases of Common Stock under the Plan.
               Common Stock may not be available under the Plan in all states. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Common Stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                                       Experts
                                       _______

               The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the years ended December 31, 1994, 1993 and 1992 have been audited by Deloitte & Touche LLP, independent auditors, as stated in its report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    Legal Matters
                                    _____________

               Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Watson & Marshall L.C., 1010 Grand Avenue, Suite 500, Kansas City, Missouri 64106.

                    (This page has been left blank intentionally.)

                    (This page has been left blank intentionally.)

           No  person has  been authorized
           to give any  information or  to
           make any  representations other
           than  those  contained in  this
           Prospectus,  and,  if given  or
           made,   such   information   or    UMB Financial Corporation
                                              UMB Financial Corporation
           representations  must   not  be
           relied  upon  as  having   been
           authorized.    This  Prospectus
           does  not  constitute an  offer
           to  sell or the solicitation of
           an  offer to buy any securities    DIVIDEND REINVESTMENT AND
                                              DIVIDEND REINVESTMENT AND
           other  than  the securities  to      EMPLOYEE DIRECT STOCK
                                                EMPLOYEE DIRECT STOCK
           which it relates  or any  offer          PURCHASE PLAN
                                                    PURCHASE PLAN
           to  sell or the solicitation of
           an    offer    to   buy    such
           securities        in        any
           circumstances  in   which  such
           offer   or    solicitation   is
           unlawful.        Neither    the
           delivery  of   this  Prospectus
           nor  any  sale  made  hereunder
           shall,        under         any
           circumstances,    create    any
           implication   that  there   has
           been no change  in the  affairs
           of  UMBFC since the date hereof
           or    that   the    information
           contained herein is correct  as
           of any time  subsequent to  its
           date.

               ______________________



















                  TABLE OF CONTENTS   Page
                                      Page
                                      ____
           Available Information . . . .
           Incorporation of Certain
             Documents by Reference  . .
           The Company . . . . . . . . .
           Risk Factors  . . . . . . . .
             Advantages and Disadvantages
              of the Plan  . . . . . . .
           Use of Proceeds . . . . . . .
           Description of the Plan . . .
             The Plan  . . . . . . . . .
             Investment and Participation
                                             ____________________________
              in the Plan  . . . . . . .
             Optional Cash Payments  . .
             Reinvestment in Common Stock
             Changes in Enrollment Prior
              to Termination of
              Participation Including
              Sale, Transfer or                       PROSPECTUS
                                                      PROSPECTUS
              Withdrawal of Shares . . .
             Other Matters in Connection
              With the Plan  . . . . . .
             Termination of Participation
              in the Plan  . . . . . . .
             Administration of the Plan
                                             ____________________________
             Modification, Suspension
              or Termination of the
              Plan . . . . . . . . . . .
             Federal Income Tax
              Consequences to                           [Date]
              Plan Participants  . . . .
             Responsibility of the
              Company and the
              Plan Administration  . . .
           Plan of Distribution  . . . .
           Experts . . . . . . . . . . .
           Legal Matters . . . . . . . .

                                       PART II
                        INFORMATION NOT REQUIRED IN PROSPECTUS

          ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

               The following is an itemized statement of estimated expenses to be paid by the Registrant in connection with the issuance and sale of the Common Stock being registered:

          Securities and Exchange Commission registration fee . .  $ 4,449
                                                                   ________
          Stock Exchange listing fees . . . . . . . . . . . . . .     -0-
                                                                   ________
          Blue Sky fees and expenses  . . . . . . . . . . . . . .     -0-
                                                                   ________
          Accounting fees and expenses  . . . . . . . . . . . . .     -0-
                                                                   ________
          Printing fees . . . . . . . . . . . . . . . . . . . . .    10,000
                                                                   ________
          Legal fees and expenses . . . . . . . . . . . . . . . .    10,000
                                                                   ________












          Transfer Agent and Registrar fees . . . . . . . . . . .     -0-
                                                                   ________
          Miscellaneous . . . . . . . . . . . . . . . . . . . . .     1,000
                                                                   ________

          Total . . . . . . . . . . . . . . . . . . . . . . . . . . $25,449
                                                                    _______

          ITEM 15.  INDEMNIFICATION OF OFFICERS & DIRECTORS.

               Section  351.355(1)  and  (2) of  the  General  and Business
          Corporation Law of the State of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought upon application determines that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7)
          provides that a Missouri corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's Articles of Incorporation or an amendment thereto or by a shareholder-approved Bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.
          Article IX, Section 4 of the Company's Bylaws provides that the Company may extend to its directors, officers and employees the indemnification specified in subsections (1) and (2).

               The Registrant maintains a policy of insurance under which the insurer will, subject to certain conditions, defend the directors and officers of the Registrant against and indemnify them from any liability incurred in their capacity as such.

          ITEM 16.  EXHIBITS.












          The Exhibits set forth below are included with the Registration Statement. Exhibits marked with an asterisk are incorporated by reference as indicated pursuant to Rule 411(c) from other documents filed with the Securities and Exchange Commission.

          EXHIBIT   DESCRIPTION OF EXHIBIT
          _______   ______________________

          1         Underwriting Agreement

                    Not Applicable

          2         Plan  of   Acquisition,  reorganization,   arrangement,
                    liquidation or succession

                    Not Applicable

          3 The Registrant's Articles of Incorporation, as amended, through July 12, 1995 are attached hereto as Exhibit 3.1

                    The Registrant's Bylaws as amended through January 19, 1995 are attached hereto as Exhibit 3.2

          4 Instruments Defining the Rights of Security Holders, Including Indentures

                    The Registrants' Articles of Incorporation and Bylaws as amended are attached as Exhibits 3.1 and 3.2. The following portions of those documents define some of the rights of the holders of the Registrant's common stock, par value $1.00 per share: Article III (authorized shares), Article X (amendment of the Bylaws) and Article XI (amendment of the Articles of Incorporation) of the Articles of Incorporation and Articles II (shareholder meetings), Sections 2 (number and classes of directors) and 3 (Election and Removal of Directors) of Article III, Section 1 (stock certificates) of Article VII and Section 4 (indemnification) of Article VIII of the Bylaws.

                    Shareholder Rights Plan attached as Exhibit 1 to the Registrant's Form 8-A dated August 11, 1995, and incorporated by reference as Exhibit 4.1.

                    Note: No long-term debt instrument issued by the Registrant exceeds 10% of the consolidated total assets of the Registrant and its subsidiaries. In accordance with paragraph 4(iii) of Item 601 of Regulation S-K, the Registrant will furnish to the Commission, upon request, copies of long-term debt instruments and related agreements.

          5         Opinion regarding legality















                    Opinion  regarding the  legality of  the  shares to  be
                    issued   pursuant   to  this   registration   statement
                    (including consent) is attached hereto as Exhibit 5.

          8         Opinion regarding tax matters

                    Opinion regarding certain federal income tax consequences of the Dividend Reinvestment and Employee Direct Stock Purchase (including consent) is attached hereto as Exhibit 8.

          12        Statement regarding Computation of Ratios

                    Not applicable.

          15        Letters   regarding    Unaudited   Interim    Financial
                    Information

                    Not applicable.

          23        Consents of Experts and Counsel

                    The consent  of Deloitte  & Touche  LLP as  independent
                    public  auditors  for  UMB  Financial  Corporation   is
                    attached hereto as Exhibit 23.

                    Exhibits 5 and 8 hereto have the consents contained therein.

          24        Power of Attorney

                    A  limited  power  of attorney  is  attached  hereto as
                    Exhibit 24.

          25        Statement regarding the Eligibility of Trustees

                    Not applicable.

          26        Invitation for Competitive Bids

                    Not applicable.

          27        Financial Data Schedule

                    Not applicable.

          28 Information from reports furnished to state insurance regulatory authorities

                    Not applicable.

          99        Additional Exhibits

                    None.














          ITEM 17.  UNDERTAKINGS.

               The Registrant hereby undertakes:

                    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Act;

                    (ii) To reflect in  the prospectus any facts  or events
                         arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii)     To  include  any  material  information  with
                              respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES
                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, Missouri, on the 13th day of November, 1995.

                                   UMB FINANCIAL CORPORATION


                                   By  /s/ R. Crosby Kemper
                                     ____________________________
                                     R. Crosby Kemper
                                     Chairman of the Board and
                                     Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE AND NAME          CAPACITY          DATE
           __________________          ________          ____

           /s/R. Crosby Kemper*        Director;
           _________________________
           R. Crosby Kemper, Jr.       Chairman of the
                                       Board; Chief
                                       Executive Officer

           /s/Peter J. Genovese*       Director; Vice
           _________________________
           Peter J. Genovese           Chairman of the
                                       Board














           /s/ Paul D. Bartlett, Jr.*  Director
           __________________________
           Paul D. Bartlett, Jr.

           /s/Thomas E. Beal*          Director
           _________________________
           Thomas E. Beal
           /s/H. Alan Bell*            Director
           _________________________
           H. Alan Bell

                                       Director
           _________________________
           David R. Bradley, Jr.

           /s/Newton A. Campbell*      Director
           _________________________
           Newton A. Campbell
                                       Director
           _________________________
           Thom R. Cooper

           /s/William Terry Fuldner*   Director
           _________________________
           William Terry Fuldner
           /s/ Charles A. Garney*      Director
           _________________________
           Charles A. Garney

           /s/C. N. Hoffman, Jr.*      Director
           _________________________
           C.N. Hoffman, Jr.

           /s/Alexander C. Kemper*     Director
           _________________________
           Alexander C. Kemper
           /s/R. Crosby Kemper, III*   Director
           _________________________
           R. Crosby Kemper, III

           /s/Daniel N. League, Jr.*   Director
           _________________________
           Daniel N. League, Jr.
           /s/ William J. McKenna*     Director
           _________________________
           William J. McKenna

                                       Director
           _________________________
           Roy E. Mayes

           /s/Mary Lynn Oliver*        Director
           _________________________
           Mary Lynn Oliver
                                       Director
           _________________________
           W.L. Orscheln

                                       Director
           _________________________
           Robert W. Plaster
           /s/Alan W. Rolley*          Director
           _________________________
           Alan W. Rolley

                                       Director
           _________________________
           Joseph F. Ruysser

                                       Director
           _________________________
           Thomas D. Sanders
                                       Director
           _________________________
           Herman R. Sutherland














           /s/E. Jack Webster, Jr.*    Director
           _________________________
           E. Jack Webster, Jr.

           /s/Jon Wefald*              Director
           _________________________
           Jon Wefald
           /s/John E. Williams*        Director
           _________________________
           John E. Williams

           /s/Timothy M. Connealy      Chief Financial
           _________________________
           Timothy M. Connealy         Officer

           /s/David D. Miller
           _________________________
           David D. Miller
           Attorney-in-Fact


          By /s/David D. Miller    As attorney-in fact for the
             __________________
            David D. Miller             above-named officers  and directors
                                        pursuant to powers of attorney duly
                                        executed by such persons

                                  INDEX TO EXHIBITS


          EXHIBIT             DESCRIPTION
          _______             ___________

          3.1 The Registrant's Articles of Incorporation, as amended, through July 12, 1995 are attached hereto as Exhibit 3.1.

          3.2 The Registrant's Bylaws as amended through January 19, 1995 are attached hereto as Exhibit 3.2.

          5         Opinion  regarding the  legality of  the  shares to  be
                    issued   pursuant   to  this   registration   statement
                    (including consent) attached hereto as Exhibit 5.

          8 Opinion regarding certain federal income tax consequences of the Dividend Reinvestment and Employee Direct Stock Purchase (including consent) attached hereto as Exhibit 8.

          23        The consent  of Deloitte  & Touche  LLP as  independent
                    public  auditors  for  UMB  Financial  Corporation   is
                    attached hereto as Exhibit 23.

                    The consents of Watson & Marshall L.C. are included in Exhibits 5 and 8.

          24        Power of Attorney

                    The limited  power of  attorney is  attached hereto  as
                    Exhibit 24.